EXHIBIT 99.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10 – Q of Furr’s Restaurant Group, Inc. (the “Company”) for the quarterly period ending July 2, 2002 as filed with the Securities and Exchange Commission of the date hereof (the “Report”), I, Craig S. Miller, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes – Oxley Act of 2002, that:

              (1)        the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

              (2)        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:         /s/ Craig S. Miller
Name:     Craig S. Miller
Chief Executive Officer
Chief Financial Officer
August 21, 2002